EXHIBIT 1.1

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                                                                  EXECUTION COPY


                                  $951,500,000

                THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2005-1
                            NCF GRANTOR TRUST 2005-1

                      STUDENT LOAN ASSET BACKED SECURITIES

                                  CONSISTING OF

                          $248,980,000 CLASS A-1 NOTES
                          $127,000,000 CLASS A-2 NOTES
                          $157,240,000 CLASS A-3 NOTES
                          $159,720,000 CLASS A-4 NOTES
                          $163,731,700 CLASS A-5-1 CERTIFICATES
                          $     98,300 CLASS A-5-2 CERTIFICATES
         $163,830,000 CLASS A-IO CERTIFICATES (INITIAL NOTIONAL AMOUNT)
                          $ 46,360,000 CLASS B NOTES
                          $ 48,370,000 CLASS C NOTES


                             UNDERWRITING AGREEMENT



                                                                           February 15, 2005


UBS Securities LLC              Deutsche Bank Securities Inc.    J.P. Morgan Securities Inc.
1285 Avenue of the Americas,    60 Wall Street                   270 Park Avenue
11th Floor                      New York, New York  10005        New York, New York  10017
New York, New York  10019
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Ladies and Gentlemen:

The National Collegiate Funding LLC, a Delaware limited liability company
("National Collegiate Funding"), will sell and proposes to cause The National
Collegiate Student Loan Trust 2005-1, a Delaware statutory trust (the "Owner
Trust") to sell, as applicable, to UBS Securities LLC, Deutsche Bank Securities
Inc., and J.P. Morgan Securities Inc. (collectively, the "Representatives") and the other underwriters listed on Schedule A hereto (each an "Underwriter" and collectively with the Representatives, the "Underwriters"), pursuant to the terms of this Underwriting Agreement (this "Agreement"), $951,500,000 aggregate principal amount of the Owner Trust's Class A-1 Notes, Class A-2 Notes, Class
A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes (collectively, the
"Offered Notes") and the Class A-5-1 Certificates, the Class A-5-2 Certificates and the Class A-IO Certificates issued by NCF Grantor Trust 2005-1, a New York common law trust (the "Grantor Trust") (together, the "Offered

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Certificates" and collectively with the Offered Notes, the "Offered Securities")
in the classes and aggregate principal or notional amounts set forth on SCHEDULE
A hereto. The Owner Trust will also issue the Class A-5 Notes and the Class A-IO
Notes (together, the "Non-Offered Notes" and collectively with the Offered
Notes, the "Notes"). The Non-Offered Notes are not being offered for sale hereby. The Notes will be issued under an Indenture, dated as of February 1, 2005 (the "Indenture"), between the Owner Trust and U.S. Bank National
Association, a national banking association ("U.S. Bank"), as indenture trustee
(the "Indenture Trustee"). The Certificates will be issued under a Grantor Trust
Agreement, dated as of February 23, 2005 (the "Grantor Trust Agreement"), between National Collegiate Funding and U.S. Bank, as grantor trustee (the
"Grantor Trustee"). Upon issuance, the Notes will be secured by, among other things, Financed Student Loans (as defined in the Indenture) pledged to the Indenture Trustee. The Financed Student Loans will be serviced by The
Pennsylvania Higher Education Assistance Agency ("PHEAA") and one or more additional third party servicers (each, a "Servicer" and collectively, the "Servicers") pursuant to the servicing agreements listed on SCHEDULE B hereto
(collectively, the "Servicing Agreements"), which servicing agreements will be assigned to the Issuer by The First Marblehead Corporation ("FMC"), as of February 23, 2005.

         This Agreement, along with (i) the note purchase agreements listed on SCHEDULE C hereto (collectively, the "Student Loan Purchase Agreement"), (ii) the Servicing Agreements, (iii) the Indenture, (iv) the Grantor Trust Agreement,
(v) the Administration Agreement dated as of February 23, 2005 among the Owner
Trust, Delaware Trust Company, National Association (the "Owner Trustee"), the
Indenture Trustee, the Grantor Trustee, the Depositor and First Marblehead Data
Services, Inc., (vi) the Back-up Administration agreement, dated as of February
23, 2005, among the Owner Trust, the Owner Trustee, the Indenture Trustee,
National Collegiate Funding and U.S. Bank, as the back-up administrator, (vii) the Deposit and Sale Agreement dated as of February 23, 2005 (the "Deposit and
Sale Agreement") between National Collegiate Funding and the Owner Trust and
(viii) the Trust Agreement dated as of February 23, 2005, among National
Collegiate Funding, as Depositor, and TERI, as Owners, and Delaware Trust
Company, National Association, as Owner Trustee, are collectively referred to as the "Basic Documents."

         Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture or the Prospectus (as defined below).

         National Collegiate Funding proposes, upon the terms and conditions set forth herein, to sell and to cause the Owner Trust to sell, as applicable, to the Underwriters on the Closing Date (as hereinafter defined) the aggregate principal amount (or in the case of the Class A-IO Certificates, notional amount) of each Class of Offered Securities, at the percentages set forth for each such Class, set forth on SCHEDULE A hereto.

         National Collegiate Funding wishes to confirm as follows this Agreement with the Representatives in connection with the purchase of the Offered
Securities.

         1. AGREEMENTS TO SELL, PURCHASE AND RESELL. (a) National Collegiate
Funding hereby agrees, subject to all the terms and conditions set forth herein, to sell and to cause the Owner Trust to sell, as applicable, to the Underwriters and, upon the basis of the representations, warranties and agreements of National Collegiate Funding herein contained and subject to all the



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terms and conditions set forth herein, each Underwriter, severally and not jointly, agrees to purchase from the National Collegiate Funding and the Owner
Trust, such principal amount (or in the case of the Class A-IO Certificates, notional amount) of the Offered Securities set forth next to the name of such Underwriter on SCHEDULE A hereto at such respective purchase prices as are set forth on SCHEDULE A hereto.

                  (b) It is understood that the Underwriters propose to offer the Offered Securities for sale to the public (which may include selected dealers) as set forth in the Prospectus (as defined below).

         2. DELIVERY OF THE OFFERED SECURITIES AND PAYMENT THEREFOR. Delivery to the Underwriters of and payment for the Offered Securities shall be made at the office of Thacher Proffitt & Wood LLP, Two World Financial Center, New York, NY
10281 at 10:00 a.m, on February 23, 2005 (the "Closing Date"). The place of such closing and the Closing Date may be varied by agreement between the Representatives, National Collegiate Funding and the Owner Trust.

         The Offered Securities will be delivered to the Underwriters against payment of the purchase price therefor to National Collegiate Funding and the Owner Trust in Federal Funds, by wire transfer to an account at a bank acceptable to the Representatives, or such other form of payment as to which the parties may agree. Unless otherwise agreed to by National Collegiate Funding and the Representatives, each Class of Offered Securities will be evidenced by a single global security in definitive form deposited with the Indenture Trustee as custodian for DTC and/or by additional definitive securities, and will be registered, in the case of the global classes of Offered Securities, in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), and in the other cases, in such names and in such denominations as the Underwriters shall request prior to 1:00 p.m., New York City time, no later than the Business Day preceding the Closing Date. The Offered Securities to be delivered to the Underwriters shall be made available to the Underwriters in New York, New York, for inspection and packaging not later than 9:30 a.m., time, on the Business Day next preceding the Closing Date.

         3. REPRESENTATIONS AND WARRANTIES OF NATIONAL COLLEGIATE FUNDING. (A)
National Collegiate Funding represents and warrants to each of the Underwriters that:

                  (a) A registration statement on Form S-3 (No 333-118894), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Offered Securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with the Securities and Exchange
Commission (the "SEC" or the "Commission") and such registration statement, as amended, has become effective; such registration statement, as amended, and the prospectus relating to the sale of the Offered Securities offered thereby constituting a part thereof, as from time to time amended or supplemented
(including the base prospectus, any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Act, the information deemed to be a part thereof pursuant to Rule 430A(b) under the Act, and the information incorporated by reference therein) are respectively referred to herein as the "Registration Statement" and the "Prospectus"; and the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General
Instructions to



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Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement;

                  (b) On the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed in all respects to the requirements of the Act, the rules and regulations of the SEC (the "Rules and Regulations") and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the "Trust Indenture Act"), and, except with respect to information omitted pursuant to Rule 430A of the Act, did not include any untrue statement of a material fact or, in the case of the Registration Statement, omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and on the date of this Agreement and on the Closing Date, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Rules and Regulations and the Trust Indenture Act, and neither of such documents included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to statements in or omissions from the Registration
Statement or the Prospectus based upon written information furnished to National
Collegiate Funding by the Underwriters, specifically for use therein.

                  (c) The Commission has not issued and, to the best knowledge of National Collegiate Funding, is not threatening to issue any order preventing or suspending the use of the Registration Statement.

                  (d) As of the Closing Date, each consent, approval, authorization or order of, or filing with, any court or governmental agency or body which is required to be obtained or made by National Collegiate Funding or its affiliates for the consummation of the transactions contemplated by this Agreement shall have been obtained, except as otherwise provided in the Basic
Documents.

                  (e) The Indenture has been duly and validly authorized by National Collegiate Funding and, upon its execution and delivery by the Owner
Trust and assuming due authorization, execution and delivery by the Indenture
Trustee, will be a valid and binding agreement of the Owner Trust, enforceable in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and conform in all material respects to the description thereof in the Prospectus. The Indenture has been duly qualified under the Trust
Indenture Act with respect to the Offered Securities.

                  (f) The Grantor Trust Agreement has been duly and validly authorized by National Collegiate Funding and, upon its execution and delivery by the Grantor Trustee and assuming due authorization, execution and delivery by the Grantor Trustee, will be a valid and binding agreement of National
Collegiate Funding, enforceable in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and conform in all material respects to the description thereof in the Prospectus.



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                  (g)      The Notes and the Certificates have been duly
authorized by the Owner Trust and the National Collegiate Funding, respectively, and the Offered Securities to be issued on the Closing Date, when executed by the Owner Trust or the Grantor Trust, as applicable, and authenticated by the
Indenture Trustee or the Grantor Trustee, as applicable, in accordance with the
Indenture or the Grantor Trust Agreement, as applicable, and delivered to the
Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Owner Trust or National Collegiate Funding, as applicable, entitled to the benefits of the Indenture or the Grantor Trust Agreement, as applicable, and enforceable in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors'
rights generally and court decisions with respect thereto, and the Offered
Securities will conform in all material respects to the description thereof in the Prospectus.

                  (h) National Collegiate Funding is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and as conducted on the date hereof, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of National Collegiate Funding.

                  (i) Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from National Collegiate Funding or any of its affiliates any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

                  (j) There are no legal or governmental proceedings pending or threatened or, to the knowledge of National Collegiate Funding contemplated, against National Collegiate Funding, or to which National
Collegiate Funding or any of its properties is subject, that are not disclosed in the Prospectus and which, if adversely decided, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of National Collegiate Funding, or would materially and adversely affect the ability of the National Collegiate
Funding, the Owner Trust or the Grantor Trust to perform their obligations under this Agreement and the other Basic Documents or otherwise materially affect the issuance of the Notes and the Certificates or the consummation of the transactions contemplated hereby or by the Basic Documents.

                  (k) Neither the offer, sale or delivery of the Notes and the Certificates by the Owner Trust and the Grantor Trust, respectively, nor the execution, delivery or performance of this Agreement or the other Basic
Documents by National Collegiate Funding, the Owner Trust or the Grantor Trust, nor the consummation by National Collegiate Funding, the Owner Trust or the Grantor Trust of the transactions contemplated hereby or thereby (i) requires or will require any consent, approval, authorization or other order of, or registration or filing with, any court,



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regulatory body, administrative agency or other governmental body, agency or official (except for compliance with the securities or Blue Sky laws of various jurisdictions, the qualification of the Indenture under the Trust Indenture Act and such other consents, approvals or authorizations as shall have been obtained prior to the Closing Date) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents of National Collegiate Funding, the Owner Trust or the Grantor Trust or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any agreement, indenture, lease or other instrument to which any of National Collegiate Funding, the Owner Trust or the Grantor Trust is a party or by which any of National Collegiate Funding, the Owner Trust or the Grantor Trust or any of their respective properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to any of National Collegiate Funding, the Owner Trust or the Grantor Trust or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of National
Collegiate Funding, the Owner Trust or the Grantor Trust pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its properties is subject other than as contemplated by the Basic Documents.

                  (l) National Collegiate Funding has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other Basic Documents to which it is a party; the execution and delivery of, and the performance by National Collegiate Funding of its obligations under, this Agreement and the other Basic Documents to which it is a party have been duly and validly authorized by National Collegiate Funding and this Agreement and the other Basic Documents have been duly executed and delivered by National Collegiate Funding and constitute the valid and legally binding agreements of National Collegiate Funding, enforceable against National
Collegiate Funding in accordance with their respective terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy.

                  (m) National Collegiate Funding's assignment and delivery of Financed Student Loans to the order of the Owner Trustee on behalf of the Owner Trust pursuant to the Deposit and Sale Agreement will vest in the Owner
Trustee on behalf of Owner Trust all of National Collegiate Funding's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

                  (n) Neither the Owner Trust nor the Grantor Trust is, nor as a result of the issuance and sale of the Notes or the Certificates as contemplated hereunder will it become, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

                  (o)      The representations and warranties made by National
Collegiate Funding in any Basic Document to which National Collegiate Funding is a party and made in any



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Officer's Certificate of the Owner Trust will be true and correct at the time made and on and as of the applicable Closing Date.

                  (p) Since the date of the Prospectus, no material adverse change or any development involving a prospective material adverse change in, or affecting particularly the business or properties of, National Collegiate
Funding has occurred.

         (B) Each Underwriter represents and warrants to, and agrees with National Collegiate Funding, as to itself that:

                  (a) it has not offered or sold and will not offer or sell any notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public
Offers of Securities Regulations 1995, as amended;

                  (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000, received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 does not apply to the Issuers; and

                  (c) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

         4. AGREEMENTS OF NATIONAL COLLEGIATE FUNDING. National Collegiate
Funding agrees with each of the Underwriters as follows:

                  (a) National Collegiate Funding will prepare a supplement to the Prospectus setting forth the amount of the Offered Securities covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which the Offered Securities are to be purchased by the Underwriters, either the initial public offering price or the method by which the price at which the Offered Securities are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Underwriters and National Collegiate Funding deem appropriate in connection with the offering of the Offered Securities, and National Collegiate Funding will timely file such supplement to the prospectus with the SEC pursuant to Rule
424(b) under the Act, but National Collegiate Funding will not file any amendments to the Registration Statement as in effect with respect to the Offered Securities or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Underwriters, with reasonable opportunity to comment on such proposed amendment or supplement or if the Underwriters shall have reasonably objected thereto promptly after receipt thereof; National Collegiate Funding will immediately advise the Underwriters or the Underwriters' counsel (i) when notice is received from the SEC that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any



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order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Offered Securities or of any proceedings or examinations that may lead to such an order or communication, whether by or of the SEC or any authority administering any state securities or Blue Sky law, as soon as National Collegiate Funding is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

                  (b) If, at any time when the Prospectus relating to the Offered Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, National Collegiate Funding promptly will notify each of the Representatives of such event and will promptly prepare and file with the SEC, at its own expense, an amendment or supplement to such Prospectus that will correct such statement or omission or an amendment that will effect such compliance. Neither the Representatives' consent to, nor the Representatives' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

                  (c) National Collegiate Funding will immediately inform the Representatives (i) of the receipt by National Collegiate Funding of any communication from the SEC or any state securities authority concerning the offering or sale of the Offered Securities, and (ii) of the commencement of any lawsuit or proceeding to which National Collegiate Funding is a party relating to the offering or sale of the Offered Securities.

                  (d) National Collegiate Funding will furnish to the Underwriters, without charge, copies of the Registration Statement (including all documents and exhibits thereto or incorporated by reference therein), the Prospectus, and all amendments and supplements to such documents relating to the Offered Securities, in each case in such quantities as the Underwriters may reasonably request.

                  (e) No amendment or supplement will be made to the Registration Statement or Prospectus which the Underwriters shall not previously have been advised or to which it shall reasonably object after being so advised.

                  (f) National Collegiate Funding will cooperate with the Underwriters and with their counsel in connection with the qualification of, or procurement of exemptions with respect to, the Offered Securities for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification or exemptions; provided that in no event shall National Collegiate Funding be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Securities, in any jurisdiction where it is not now so subject.



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                  (g)      National Collegiate Funding consents to the use, in
accordance with the securities or Blue Sky laws of such jurisdictions in which the Offered Securities are offered by the Underwriters and by dealers, of the
Prospectus furnished by National Collegiate Funding.

                  (h) To the extent, if any, that the rating or ratings provided with respect to the Notes and the Certificates by the rating agency or agencies that initially rate the Notes and the Certificates is conditional upon the furnishing of documents or the taking of any other actions by National
Collegiate Funding, National Collegiate Funding shall cause to be furnished such documents and such other actions to be taken.

                  (i) So long as any of the Offered Securities are outstanding, National Collegiate Funding will furnish to the Underwriters (i) as soon as available, a copy of each document relating to the Offered Securities required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any order of the SEC thereunder, and
(ii) such other information concerning National Collegiate Funding as the Underwriters may request from time to time.

                  (j) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof
(otherwise than by notice given by the Representatives terminating this Agreement pursuant to Section 8 or Section 9 hereof) or if this Agreement shall be terminated by the Representatives because of any failure or refusal on the part of National Collegiate Funding to comply with the terms or fulfill any of the conditions of this Agreement, National Collegiate Funding agrees to reimburse the Underwriters for all out-of-pocket expenses (including fees and expenses of their counsel) reasonably incurred by it in connection herewith, but without any further obligation on the part of National Collegiate Funding for loss of profits or otherwise.

                  (k)      The net proceeds from the sale of the Offered
Securities hereunder will be applied substantially in accordance with the description set forth in the Prospectus.

                  (l) Except as stated in this Agreement and in the Prospectus, National Collegiate Funding has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Offered Securities to facilitate the sale or resale of the Offered Securities.

                  (m) For a period from the date of this Agreement until the retirement of the Offered Securities, the Issuers will deliver to you the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Indenture Trustee or National Collegiate
Funding pursuant to the Servicing Agreements as soon as such statements and reports are furnished to the Indenture Trustee or National Collegiate Funding.

                  (n)      On or before the Closing Date, National Collegiate
Funding shall mark its accounting and other records, if any, relating to the Financed Student Loans and shall cause the applicable Servicer to mark its computer records relating to the Financed Student Loans to show the absolute ownership by the Owner Trustee, of, and the interest of the Owner Trust in, the Financed Student Loans, and National Collegiate Funding shall not take, or shall not permit any



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other person to take, any action inconsistent with the ownership of, and the interest of the Owner Trust in, the Financed Student Loans, other than as permitted by the Basic Documents.

                  (o) If, at the time the Registration Statement became effective, any information shall have been omitted therefrom in reliance upon Rule 430A under the Act, then, immediately following the execution of this Agreement, National Collegiate Funding will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) under the Act, copies of an amended Prospectus containing all information so omitted.

                  (p) As soon as practicable, but not later than 16 months after the date of this Agreement, National Collegiate Funding will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Issuers most recent
Annual Report or Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

                  (q) National Collegiate Funding will cooperate with the Underwriters in listing and maintaining the Offered Securities on the Irish
Stock Exchange.

         5. INDEMNIFICATION AND CONTRIBUTION. (a) National Collegiate Funding agrees to indemnify and hold harmless each of the Underwriters and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (or actions in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or in any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action as such expenses are incurred, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to an Underwriter furnished in writing to National Collegiate Funding by such Underwriter through the Representatives expressly for use therein, it being understood that the only such information furnished by any Underwriter consists of the information described as such in Section 10 of this Agreement;
PROVIDED, HOWEVER, that the indemnification contained in this paragraph (a) with respect to any preliminary prospectus shall not inure to the benefit of an Underwriter (or to the benefit of any person controlling an Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the of Offered Securities by an Underwriter to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the final Prospectus and such Underwriter sold Offered Securities to that person without sending or giving at or prior to



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


the written confirmation of such sale, a copy of the final Prospectus (as then amended or supplemented but excluding documents incorporated by reference therein) if National Collegiate Funding has previously furnished sufficient copies thereof to such Underwriter at a time reasonably prior to the date such Offered Securities are sold to such person. The foregoing indemnity agreement shall be in addition to any liability which National Collegiate Funding may otherwise have.

                  (b) If any action, suit or proceeding shall be brought against an Underwriter or any person controlling an Underwriter in respect of which indemnity may be sought against National Collegiate Funding, such Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under Sections 5(a) and 5(c) hereof, except to the extent that the indemnifying party is materially prejudiced by such omission, and in no event shall the omission so to notify relieve National Collegiate Funding from any liability which it may otherwise have. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). The applicable Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying parties and the Underwriter or such controlling person shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to or in conflict with those available to the indemnifying parties and in the reasonable judgment of such counsel it is advisable for the Underwriter or such controlling person to employ separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for each Underwriter and controlling persons not having actual or potential differing interests with such Underwriter or among themselves, which firm shall be designated in writing by such Underwriter, and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all



                                      -11-

liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of an indemnified party.

                  (c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless National Collegiate Funding and each of its directors and officers, and any person who controls National Collegiate Funding within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the indemnity from National Collegiate Funding to the Underwriters set forth in paragraph (a) hereof, but only with respect to information relating to such Underwriter furnished in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus therein, it being understood that the only such information furnished by any Underwriter consists of the information described as such in Section 10 of this Agreement. If any action, suit or proceeding shall be brought against National Collegiate Funding, any of its directors or officers, or any such controlling person based on the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus and in respect of which indemnity may be sought against an Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to National Collegiate Funding by paragraph (b) above (except that if National Collegiate Funding shall have assumed the defense thereof the Underwriter shall have the option to assume such defense but shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and National Collegiate Funding, its directors and officers, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

                  (d) If the indemnification provided for in this Section 5 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by National Collegiate Funding on the one hand and the applicable Underwriter on the other hand from the offering of the Offered Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of National Collegiate Funding on the one hand and the applicable Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by National Collegiate Funding on the one hand and an Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Owner Trust and National Collegiate Funding bear to the total underwriting discounts and commissions received by such Underwriter. The relative fault of National Collegiate Funding on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by National Collegiate Funding on the one hand or by an Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) National Collegiate Funding and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 5 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 5, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offered Securities underwritten by such Underwriter exceed the sum of the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and the amount of any damages such Underwriter has been required to pay under the Indemnity Agreement dated as of the date hereof among FMC and the Representatives. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph
(e) to contribute are several in proportion to their respective underwriting obligations.

                  (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 5 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of National Collegiate Funding and the Underwriters set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriters, National Collegiate Funding or any person controlling any of them or their respective directors or officers, (ii) acceptance of any Offered Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriters, National Collegiate Funding or any person controlling any of them or their respective directors or officers, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 5.

         6. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder to purchase the Offered Securities shall be subject to the accuracy of the representations and warranties on the part of National Collegiate Funding contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of National Collegiate Funding made in any certificates delivered pursuant to the provisions hereof, to the performance by National Collegiate Funding of its obligations hereunder and to the following additional conditions:

                  (a) All actions required to be taken and all filings required to be made by National Collegiate Funding under the Act prior to the sale of the Offered Securities shall have been duly taken or made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of National Collegiate Funding or the Underwriters, shall be contemplated by the Commission.

                  (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of National Collegiate Funding, the Servicers or FMC not contemplated by the Registration Statement, which in the opinion of the Representatives, would materially adversely affect the market for the Offered Securities, (ii) any downgrading in the rating of any debt securities of trusts sponsored by National Collegiate Funding, the Servicers or FMC by any nationally recognized statistical rating organization or any public announcement that any such organization has under surveillance or review its rating of any debt securities of trusts sponsored by National Collegiate Funding, the Servicers or FMC (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), or (iii) any event or development which makes any statement made in the Registration Statement or Prospectus untrue or which, in the opinion of National Collegiate Funding and its counsel or the Underwriters and their counsel, requires the filing of any amendment to or change in the Registration Statement or Prospectus in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Registration Statement or Prospectus to reflect such event or development would, in the opinion of the Representatives, materially adversely affect the market for the Offered Securities.

                  (c) The Administrator shall have delivered to you a certificate, signed by an authorized signatory and dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Basic Documents and the Prospectus and that to the best of such signer's knowledge:
(x) the representations and warranties in the Basic Documents of the Issuers are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date and (y) each of the Issuers has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

                  (d) National Collegiate shall have delivered to you a certificate, signed by an authorized signatory and dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Basic Documents and the Prospectus and that to the best of such signer's knowledge:
(x) the representations and warranties in the Basic Documents of National Collegiate are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date and (y) National Collegiate has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

                  (e) You shall have received opinions addressed to you of Thacher Proffitt & Wood LLP and Wilmer Cutler Pickering Hale & Dorr LLP, in their capacity as counsel to the

Owner Trust, FMC, National Collegiate Funding and the Administrator, dated the Closing Date, in form and substance satisfactory to you and your counsel with respect to the status of the Owner Trust, FMC and the Administrator, to each of the Basic Documents to which FMC, the Administrator and the Owner Trust is a party and to the validity of the Notes and the Certificates and such related matters as you shall reasonably request. In addition, you shall have received opinions addressed to you of Thacher Proffitt & Wood LLP in form and substance satisfactory to you and your counsel, concerning "true sale", "first perfected security interest" and "non-consolidation", and certain other issues with respect to the transfer of the Financed Student Loans from each Loan Originator to National Collegiate Funding, from National Collegiate Funding to the Owner Trust and from the Owner Trust to the Indenture Trustee.

                  (f) You shall have received an opinion addressed to you of Thacher Proffitt & Wood LLP, dated the Closing Date, in form and substance satisfactory to you and your counsel to the effect that the statements in the Prospectus under the headings "U.S. Federal Income Tax Consequences" and "ERISA Considerations", to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

                  (g) You shall have received an opinion addressed to you of Thacher Proffitt & Wood LLP, dated the Closing Date, in form and substance satisfactory to you and your counsel with respect to the character of the Notes and the Certificates for federal tax purposes.

                  (h) You shall have received from Thacher Proffitt & Wood LLP, a favorable opinion in form reasonably satisfactory to you and dated the Closing Date:

                           (i) with respect to the Prospectus and the Registration Statement and certain matters arising under the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended;

                           (ii) to the effect that no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Notes and the Certificates and the sale of the Offered Securities to you, or the consummation by the Issuers of the other transactions contemplated by the Basic Documents.

                           (iii) to the effect that nothing has come to their attention in the course of their examination of the Prospectus or in their discussions or otherwise which would lead them to believe that the Prospectus (except as to financial or statistical data contained therein and the information set forth under the headings "The Servicers", "The Student Loan Guarantor" and "Underwriting") contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the Prospectus not misleading.

                  (i) You shall have received an opinion addressed to you of Stroock & Stroock & Lavan LLP, in its capacity as your counsel, dated the Closing Date, in form and substance satisfactory to you.

                  (j) You shall have received an opinion addressed to you of Richards, Layton and Finger, P.A., counsel to the Owner Trustee, in form and substance satisfactory to you and your counsel.

                  (k) You shall have received an opinion addressed to you of in-house counsel to PHEAA, in form and substance satisfactory to you and your counsel.

                  (l) You shall have received an opinion addressed to you of in-house counsel to TERI, in form and substance satisfactory to you and your counsel.

                  (m) You shall have received opinions addressed to you of Nixon Peabody, LLP, counsel to the Indenture Trustee and the Back-up Administrator, dated the Closing Date and in form and substance satisfactory to you and your counsel.

                  (n) You shall have received certificates addressed to you dated the Closing Date of any one of the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of each of PHEAA and TERI in which such officer shall state that, to the best of such officer's knowledge after reasonable investigation, that such officer has reviewed the Prospectus and that the information therein regarding PHEAA, or TERI, as applicable, is fair and accurate in all material respects.

                  (o) You shall have received evidence satisfactory to you that within ten days of the Closing Date UCC-1 financing statements will be filed in the office of the Secretary of State of the State of Delaware and the Commonwealth of Massachusetts, reflecting the grant of the security interest by the Owner Trust in the Financed Student Loans and the proceeds thereof to the Indenture Trustee.

                  (p) All the representations and warranties of the Owner Trust, FMC, National Collegiate Funding, and the Administrator contained in this Agreement and the Basic Documents shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date and the Underwriters shall have received a certificate, dated the Closing Date and signed by an executive officer of FMC, National Collegiate Funding and the Administrator to such effect.

                  (q) National Collegiate Funding and the Owner Trust shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                  (r) (i) The Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5-1 Certificates, the Class A-5-2 Certificates and Class A-IO Certificates shall be rated in the highest rating category of at least two of the following three rating agencies: Fitch, Inc. ("Fitch"), Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. ("S&P) and Moody's Investors Service, Inc. ("Moody's") (each of Fitch, S&P and Moody's, a "Rating Agency" and collectively, the "Rating Agencies"), (ii) the Class B Notes shall be rated in one of the two highest rating categories of at least two of the three Rating Agencies, and (c) the Class C Notes shall be rated in one of the three highest rating categories of at least two of the three rating agencies.

                  (s) You shall have received certificates dated the Closing Date from officers of FMC, National Collegiate Funding and the Administrator addressing such additional matters as you may reasonably request in form and substance satisfactory to you and your counsel.

                  (t) You shall have received such other opinions, certificates and documents as are required under the Indenture as a condition to the issuance of the Offered Securities.

                  (u) You shall have received from each of the Servicers an officer's certificate in form and substance satisfactory to you and your counsel.

                  (v) You shall have received a signed Indemnity Agreement from FMC in form and substance satisfactory to you and your counsel.

                  (w) You shall have received from PricewaterhouseCoopers LLP, accountants to National Collegiate Funding, a letter dated the Closing Date, and in form and substance satisfactory to the Representatives, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to certain information in the Prospectus regarding the Financed Student Loans and setting forth the results of such specified procedures.

                  (x) You shall have received from PricewaterhouseCoopers LLP, accountants to TERI, a letter dated the Closing Date, and in form and substance satisfactory to the Underwriters, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to certain information in the Prospectus regarding the unaudited financial information of TERI and setting forth the results of such specified procedures.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if National Collegiate Funding is in breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and your counsel, this Agreement and all your obligations hereunder may be canceled by you at, or at any time prior to, the Closing Date without liability of any party to any other party except as provided in Section 9(b). Notice of such cancellation shall be given to the National Collegiate Funding in writing, or by telephone or facsimile transmission confirmed in writing.

         The obligation of National Collegiate Funding to sell and to cause the Owner Trust to sell the Offered Securities to you shall be subject to: (i) the accuracy of your representations and warranties herein contained at and as of the Closing Date, and (ii) your performance of all your obligations hereunder to be performed at or prior to the Closing Date.

         7. EXPENSES. National Collegiate Funding agrees to pay or to otherwise cause the payment of the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction of the

Registration Statement, the Prospectus and each amendment or supplement to any of them, this Agreement, and each other Basic Document; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus and all amendments or supplements to, and preliminary versions of, any of them as may be reasonably requested for use in connection with the offering and sale of the Offered Securities; (iii) the preparation, printing, authentication, issuance and delivery of definitive certificates for the Offered Securities; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Offered Securities; (v) qualification of the Indenture under the Trust Indenture Act; (vi) the fees and disbursements of (A) the Issuers' counsel, (B) the Indenture Trustee and Back-up Administrator and their counsel, (C) the Owner Trustee and its counsel, (D) the Depository Trust Company in connection with the book-entry registration of the Offered Securities, (E) KPMG LLP and PricewaterhouseCoopers LLP; (vii) the fees charged by each of the rating agencies for rating the Notes and the Certificates, and (viii) the fees and expenses for listing the Offered Securities on the Irish Stock Exchange.

         8. EFFECTIVE DATE OF AGREEMENT. This Agreement shall be deemed effective as of the date first above written upon the execution and delivery hereof by all the parties hereto. Until such time as this Agreement shall have become effective, it may be terminated by National Collegiate Funding, by notifying each of the Representatives, or by the Representatives, by notifying National Collegiate Funding.

         Any notice under this Section 8 may be given by telecopy or telephone but shall be subsequently confirmed by letter.

         9. TERMINATION. (a) This Agreement shall be subject to termination in the Representatives' absolute discretion by notice given to National Collegiate Funding prior to delivery of and payment for the Offered Securities, if prior to such time, (i) there shall have occurred any adverse change, or any development involving a prospective adverse change, in or affecting particularly the business, assets or properties of National Collegiate, Owner Trust, or any of their affiliates; (ii) trading of securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited; (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) there shall have occurred any material outbreak or declaration of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Offered Securities.

                  (b) If the sale of the Offered Securities shall not be consummated because any condition to your obligations set forth in Section 6 is not satisfied or because of any refusal, inability or failure on the part of National Collegiate Funding to perform any agreement herein or comply with any provision hereof other than by reason of your default, National Collegiate Funding shall reimburse you for the reasonable fees and expenses of your counsel and for such other out-of-pocket expenses as shall have been incurred by you in connection with this

Agreement and the proposed purchase of the Offered Securities, and upon demand National Collegiate Funding shall pay the full amount thereof to you.

                  (c) This Agreement will survive delivery of and payment for the Offered Securities. The provisions of Section 5 and this Section 9(c) shall survive the termination or cancellation of this Agreement.

         10. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the table and the second, third and fourth paragraphs under the heading "Underwriting" in the Prospectus Supplement constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3(A)(b) and 5 hereof.

         11. DEFAULT BY ONE OF THE UNDERWRITERS. If any of the Underwriters shall fail on the Closing Date to purchase the Offered Securities which it is obligated to purchase hereunder (the "Defaulted Securities"), the remaining Underwriters (the "Non-Defaulting Underwriters") shall have the right, but not the obligation, within one (1) Business Day thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Securities upon the terms herein set forth; if, however, the Non-Defaulting Underwriters shall have not completed such arrangements within such one (1) Business Day period, then this Agreement shall terminate without liability on the part of the Non-Defaulting Underwriters.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Non-Defaulting Underwriters or National Collegiate Funding shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

         12. COMPUTATIONAL MATERIALS. (a) It is understood that the Underwriters may prepare and provide to prospective investors certain Computational Materials (as defined below) in connection with National Collegiate Funding's offering of the Offered Securities, subject to the following conditions:

                           (i) The Underwriters shall comply with all applicable laws and regulations in connection with the use of Computational Materials including the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994, and the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (collectively, the "Kidder/PSA Letters").

                           (ii) As used herein, "Computational Materials" and the term "ABS Term Sheets" shall have the meanings given such terms in the Kidder/PSA Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of an Underwriter.

                           (iii) Each Underwriter shall provide National Collegiate Funding with representative forms of all Computational Materials prior to their first use, to the extent such forms have not previously been approved by National Collegiate Funding for use by such Underwriter. Each Underwriter shall provide to National Collegiate Funding, for filing on Form 8-K as provided in Section 12(b), copies of all Computational Materials that are to be filed with the Commission pursuant to the Kidder/PSA Letters. Each Underwriter may provide copies of the foregoing in a consolidated or aggregated form. All Computational Materials described in this subsection (a)(iii) must be provided to National Collegiate Funding not later than 10:00 A.M., Eastern time, one business day before filing thereof is required pursuant to the terms of this Agreement.

                           (iv) If an Underwriter does not provide the Computational Materials to National Collegiate Funding pursuant to subsection (a)(iii) above, such Underwriter shall be deemed to have represented, as of the applicable Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Offered Securities that is required to be filed with the Commission in accordance with the Kidder/PSA Letters.

                           (v) In the event of any delay in the delivery by an Underwriter to National Collegiate Funding of all Computational Materials required to be delivered in accordance with subsection
         (a)(iii) above, National Collegiate Funding shall have the right to delay the release of the Prospectus to investors or to such Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow National Collegiate Funding to comply with its agreement set forth in Section 12(b) to file the Computational Materials by the time specified therein.

                  (d) National Collegiate Funding shall file the Computational Materials (if any) provided to it by the Underwriters under
Section 12(a)(iii) with the Commission pursuant to a Current Report on Form 8-K no later than 5:30 P.M., New York time, on the date required pursuant to the Kidder/PSA Letters.

         13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective indemnities, agreements, representations, warranties and other statements of National Collegiate Funding or its officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriters, National Collegiate Funding or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.

         14. MISCELLANEOUS. Except as otherwise provided in Sections 5, 8 and 9 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to National Collegiate Funding, at The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157, Attention: Controller; with a copy to First Marblehead Corporation, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157 Attn: Richard P. Zermani, (ii) if to FMC, at The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157, Attention:
Controller; with a copy to First Marblehead Corporation, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston,

Massachusetts 02199-8157 Attn: Richard P. Zermani, and (iii) if to the Underwriters, to the address of the respective Underwriter set forth above with a copy to Richard L. Fried, Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038.

         This Agreement has been and is made solely for the benefit of the Underwriters, National Collegiate Funding, the Owner Trust, their respective directors, officers, managers, trustees and controlling persons referred to in
Section 5 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from an Underwriter of any of the Offered Securities in his status as such purchaser.

         15. APPLICABLE LAW; COUNTERPARTS. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made to be performed within the State of New York without giving effect to choice of laws or conflict of laws principles thereof.

         This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.


                            [Signature page follows]

         Please confirm the foregoing correctly sets forth the agreement between National Collegiate Funding and the Underwriters.


                                             Very truly yours,

                                             THE NATIONAL COLLEGIATE FUNDING LLC

                                             By: GATE Holdings, Inc.,
                                                 as sole Member


                                             By: /s/ Stephen Anbinder
                                                 ---------------------------
                                             Name:   Stephen Anbinder
                                                     -----------------------
                                             Title:  PRESIDENT
                                                     -----------------------


Confirmed as of the date first above mentioned:


UBS SECURITIES LLC,                          DEUTSCHE BANK SECURITIES INC.,
 acting on behalf of itself and as            acting on behalf of itself and as
 Representative of the Underwriters           Representative of the Underwriters


By:    /s/ Jack McCleary                     By:    /s/ Timothy O'Toole
       -------------------------                    -------------------------
Name:  Jack McCleary                         Name:  Timothy O'Toole
       -------------------------                    -------------------------
Title: Executive Director                    Title: Vice President
       -------------------------                    -------------------------
By:    /s/ Hugh T. Corcoran                  By:    /s/ James Murphy
       -------------------------                    -------------------------
Name:  Hugh T. Corcoran                      Name:  James Murphy
       -------------------------                    -------------------------
Title: Managing Director                     Title: Director
       -------------------------                    -------------------------


J.P. MORGAN SECURITIES INC.
 acting on behalf of itself and as
 Representative of the Underwriters


By:    /s/ Richard J. Perez
       -------------------------
Name:  Richard J. Perez
Title: Vice President

Accepted and Agreed as to Section 5:

THE FIRST MARBLEHEAD CORPORATION


By:    /s/ John A. Hupalo
       -------------------------
Name:  John A. Hupalo
       -------------------------
Title: EXECUTIVE VICE PRESIDENT
       -------------------------


                                                                                        SCHEDULE A


                                   CLASS A-1         CLASS A-2         CLASS A-3          CLASS A-4       CLASS A-5-1
                                     NOTES             NOTES             NOTES              NOTES         CERTIFICATES
                                 -------------    ---------------    --------------    --------------    --------------
UBS SECURITIES LLC               $  74,694,000    $    38,100,000    $   47,172,000    $   47,916,000    $   49,119,510

DEUTSCHE BANK SECURITIES INC.    $  62,245,000    $    31,750,000    $   39,310,000    $   39,930,000    $   40,932,925

J.P. MORGAN SECURITIES INC.      $  62,245,000    $    31,750,000    $   39,310,000    $   39,930,000    $   40,932,925

CITIGROUP GLOBAL MARKETS INC.    $  16,598,667    $     8,466,666    $   10,482,667    $   10,648,000    $   10,915,447

GOLDMAN, SACHS & CO.             $  16,598,666    $     8,466,667    $   10,482,667    $   10,648,000    $   10,915,446

LEHMAN BROTHERS INC.             $  16,598,667    $     8,466,667    $   10,482,666    $   10,648,000    $   10,915,447

            TOTAL                $ 248,980,000    $   127,000,000    $  157,240,000    $  159,720,000    $  163,731,700


[TABLE CONTINUED]


                                                     CLASS A-IO
                                                    CERTIFICATES
                                  CLASS A-5-2        (NOTIONAL          CLASS B          CLASS C
                                  CERTIFICATES         AMOUNT)           NOTES            NOTES            TOTAL
                                 --------------    --------------    -------------    -------------    --------------
UBS SECURITIES LLC                     --          $  163,830,000    $  13,908,000    $  14,511,000    $ 285,420,510

DEUTSCHE BANK SECURITIES INC.    $       98,300          --          $  11,590,000    $  12,092,500    $ 237,948,725

J.P. MORGAN SECURITIES INC.            --                --          $  11,590,000    $  12,092,500    $ 237,850,425

CITIGROUP GLOBAL MARKETS INC.          --                --          $   3,090,666    $   3,224,667    $  63,426,780

GOLDMAN, SACHS & CO.                   --                --          $   3,090,667    $   3,224,667    $  63,426,780

LEHMAN BROTHERS INC.                   --                --          $   3,090,667    $   3,224,666    $  63,426,780

            TOTAL                $       98,300    $  163,830,000    $  46,360,000    $  48,370,000    $ 951,500,000




                                  PRICE      DISCOUNTS AND   PROCEEDS TO THE
                                TO PUBLIC     COMMISSIONS         TRUST
                                ---------     -----------         -----
Class A-1 Notes                  100.000%        0.300%          99.700%

Class A-2 Notes                  100.000%        0.310%          99.690%

Class A-3 Notes                  100.000%        0.320%          99.680%

Class A-4 Notes                  100.000%        0.330%          99.670%

Class A-5-1 Certificates         100.000%        0.325%          99.675%

Class A-5-2 Certificates         100.000%        0.325%          99.675%

Class A-IO Certificates           28.871%        0.289%          28.582%

Class B Notes                    100.000%        0.400%          99.600%

Class C Notes                    100.000%        0.410%          99.590%

           Total                                               $995,238,588



                                  -Schedule A-

                                   SCHEDULE B


                          LIST OF SERVICING AGREEMENTS


1. Alternative Servicing Agreement dated October 16, 2001, as amended, between The Pennsylvania Higher Education Assistance Agency and The First Marblehead Corporation.

2. Non-FFELP Loan Servicing Agreement dated as of May 1, 2003, as amended, between Great Lakes Educational Loan Services, Inc. and The First Marblehead Corporation.

3. Private Consolidation Agreement dated as of March 26, 2004, between CFS-SunTech Servicing, LLC and The First Marblehead Corporation.

4. Alternative Servicing Agreement dated as of February 1, 2004, as supplemented, between Educational Services of America, Inc. and The First Marblehead Corporation.



                                  -Schedule B-

                                   SCHEDULE C


                    LIST OF STUDENT LOAN PURCHASE AGREEMENTS


Each Student Loan Purchase Agreement, as amended or supplemented, in connection with each of the loan programs listed below, entered into between each of the loan originators listed below and The First Marblehead Corporation as follows:

o Bank of America, N.A., dated April 30, 2001, for loans that were originated under Bank of America's BAGEL Loan Program, CEDU Loan Program and ISLP Loan Program.
o Bank of America, N.A., dated June 30, 2003, for loans that were originated under Bank of America's Direct to Consumer Loan Program.
o Bank One, N.A., dated May 1, 2002, for loans that were originated under Bank One's CORPORATE ADVANTAGE Loan Program and EDUCATION ONE Loan Program.
o Bank One, N.A., dated July 26, 2002, for loans that were originated under Bank One's M&T REFERRAL Loan Program
o Charter One Bank, N.A., dated as of December 29, 2003 for loans that were originated under Charter One's AAA Southern New England Bank Loan Program.
o Charter One Bank, N.A., dated October 31, 2003, for loans that were originated under Charter One's AES EducationGAIN Loan Program.
o Charter One Bank, N.A., dated May 15, 2002, for loans that were originated under Charter One's (AMS) TuitionPay Diploma Loan Program.
o Charter One Bank, N.A., dated July 15, 2003, for loans that were originated under Charter One's Brazos Alternative Loan Program.
o Charter One Bank, N.A., dated May 15, 2002, for loans that were originated under Charter One's CFS Direct to Consumer Loan Program.
o Charter One Bank, N.A., dated June 30, 2003, for loans that were originated under Charter One's Citibank Flexible Education Loan Program.
o Charter One Bank, N.A., dated July 1, 2002, for loans that were originated under Charter One's College Loan Corporation Loan Program.
o Charter One Bank, N.A., dated December 4, 2002, for loans that were originated under Charter One's Comerica Alternative Loan Program.
o Charter One Bank, N.A., dated December 1, 2003, for loans that were originated under Charter One's Custom Educredit Loan Program.
o Charter One Bank, N.A., dated May 10, 2004, for loans that were originated under Charter One's Edfinancial Loan Program.
o Charter One Bank, N.A., dated May 15, 2002, for loans that were originated under Charter One's Education Assistance Services Loan Program.
o Charter One Bank, N.A., dated May 15, 2003, for loans that were originated under Charter One's ESF Alternative Loan Program.
o Charter One Bank, N.A., dated September 15, 2003, for loans that were originated under Charter One's Extra Credit II Loan Program (North Texas Higher Education).
o Charter One Bank, N.A., dated September 20, 2003, for loans that were originated under Charter One's M&I Alternative Loan Program.



                                  -Schedule C-

o Charter One Bank, N.A., dated November 17, 2003, for loans that were originated under Charter One's National Education Loan Program.
o Charter One Bank, N.A., dated May 15, 2003, for loans that were originated under Charter One's Navy Federal Alternative Loan Program.
o Charter One Bank, N.A., dated May 15, 2002, for loans that were originated under Charter One's NextStudent Alternative Loan Program.
o Charter One Bank, N.A., dated March 26, 2004, for loans that were originated under Charter One's NextStudent Private Consolidation Loan Program.
o Charter One Bank, N.A., dated March 17, 2003, for loans that were originated under Charter One's PNC Bank Resource Loan Program.
o Charter One Bank, N.A., dated May 1, 2003, for loans that were originated under Charter One's SAF Alternative Loan Program.
o Charter One Bank, N.A., dated September 20, 2002, for loans that were originated under Charter One's Southwest Loan Program.
o Charter One Bank, N.A., dated March 25, 2004, for loans that were originated under Charter One's START Education Loan Program.
o Charter One Bank, N.A., dated May 15, 2003, for loans that were originated under Charter One's WAMU Alternative Student Loan Program.
o Chase Manhattan Bank USA, N.A., dated September 30, 2003, for loans that were originated under Chase's Chase Extra Loan Program.
o Citizens Bank of Rhode Island, dated April 30, 2004, for loans that were originated under Citizens Bank of Rhode Island's Compass Bank Loan Program.
o Citizens Bank of Rhode Island, dated April 30, 2004, for loans that were originated under Citizens Bank of Rhode Island's DTC Alternative Loan Program.
o Citizens Bank of Rhode Island, dated April 30, 2004, for loans that were originated under Citizens Bank of Rhode Island's Navy Federal Referral Loan Program.
o Citizens Bank of Rhode Island, dated April 30, 2004, for loans that were originated under Citizens Bank of Rhode Island's Xanthus Loan Program.
o Citizens Bank of Rhode Island, dated October 1, 2002, for loans that were originated under Citizens Bank of Rhode Island's Pennsylvania State University Undergraduate and Continuing Education Loan Program.
o The Huntington National Bank, dated May 20, 2003, for loans that were originated under The Huntington National Bank's Huntington Bank Education Loan Program.
o Manufacturers and Traders Trust Company, dated April 29, 2004, for loans that were originated under Manufacturers and Traders Trust Company's Alternative Loan Program.
o National City Bank, dated November 13, 2002, for loans that were originated under National City Bank's National City Loan Program.
o PNC Bank, N.A., dated April 22, 2004, for loans that were originated under PNC Bank's Alternative Conforming Loan Program.
o SunTrust Bank, dated March 1, 2002, for loans that were originated under SunTrust Bank's SunTrust Alternative Loan Program.



                                  -Schedule C-